EXHIBIT 99.1

CAMDEN PROPERTY TRUST ANNOUNCES
THIRD QUARTER 2012 OPERATING RESULTS

Houston, TEXAS (November 1, 2012) – Camden Property Trust (NYSE: CPT) today announced operating results for the three and nine months ended September 30, 2012.

Funds From Operations (“FFO”)
FFO for the third quarter of 2012 totaled $0.93 per diluted share or $82.1 million, as compared to $0.77 per diluted share or $58.8 million for the same period in 2011.

FFO for the nine months ended September 30, 2012 totaled $2.65 per diluted share or $227.4 million, as compared to $1.89 per diluted share or $143.3 million for the same period in 2011.  FFO for the nine months ended September 30, 2012 included a $2.1 million or $0.02 per diluted share charge related to the redemption of perpetual preferred operating partnership units.  FFO for the nine months ended September 30, 2011 included:  a $0.40 per diluted share impact related to a $29.8 million loss on discontinuation of a hedging relationship of an interest rate swap and $0.5 million write-off of unamortized loan costs related to the payoff of a term loan; a $4.7 million or $0.06 per diluted share gain on sale of undeveloped land; and a net $3.3 million or $0.04 per diluted share impact related to gain on sale of an available-for-sale investment.

“We are pleased to report another strong quarter, with FFO per share growing 21% and same property net operating income rising 10.7%,” said Richard Campo, Camden’s Chairman & Chief Executive Officer.  “Apartment fundamentals continue to be strong across our markets, allowing us to increase our 2012 earnings guidance for the third time this year.”

Net Income Attributable to Common Shareholders (“EPS”)
The Company reported EPS of $30.7 million or $0.35 per diluted share for the third quarter of 2012, as compared to $11.8 million or $0.16 per diluted share for the same period in 2011.  EPS for the three months ended September 30, 2012 included a $2.9 million or $0.03 per diluted share impact related to the gain on sale of an unconsolidated joint venture property.

For the nine months ended September 30, 2012, the Company reported EPS of $141.2 million or $1.66 per diluted share, as compared to $2.5 million or $0.03 per diluted share for the same period in 2011.  EPS for the nine months ended September 30, 2012 included: a $40.2 million or $0.47 per diluted share impact related to the gain on acquisition of the controlling interest in twelve joint ventures; a $32.5 million or $0.38 per diluted share impact related to the gain on sale of discontinued operations; a $2.9 million or $0.03 per diluted share impact related to the gain on sale of an unconsolidated joint venture property; and, a $2.1 million or $0.02 per diluted share charge related to the redemption of perpetual preferred operating partnership units. EPS for the nine months ended September 30, 2011 included: a $0.42 per diluted share impact related to a $29.8 million loss on discontinuation of a hedging relationship of an interest rate swap and $0.5 million write-off of unamortized loan costs related to the payoff of a term loan; a $4.7 million or $0.07 per diluted share gain on sale of undeveloped land; a net $3.3 million or $0.05 per diluted share impact related to gain on sale of an available-for-sale investment; and a $1.1 million or $0.02 per diluted share impact from gain on sale of three joint venture interests.

A reconciliation of net income attributable to common shareholders to FFO is included in the financial tables accompanying this press release.

Same Property Results
For the 47,251 apartment homes included in consolidated same property results, third quarter 2012 same property NOI increased 10.7% compared to the third quarter of 2011, with revenues increasing 6.6% and expenses increasing 0.4%.  On a sequential basis, third quarter 2012 same property NOI increased 2.8% compared to the second quarter of 2012, with revenues increasing 2.6% and expenses increasing 2.4% compared to the prior quarter.  On a year-to-date basis, 2012 same property NOI increased 9.6%, with revenues increasing 6.5% and expenses increasing 1.6% compared to the same period in 2011. Same property physical occupancy levels for the portfolio averaged 95.6% during the third quarter of 2012, compared to 95.1% in the third quarter of 2011 and 95.4% in the second quarter of 2012.

The Company defines same property communities as communities owned and stabilized as of January 1, 2011, excluding properties held for sale and communities under major redevelopment.  A reconciliation of net income attributable to common shareholders to net operating income and same property net operating income is included in the financial tables accompanying this press release.

Acquisition Activity
Camden acquired three stabilized communities during the third quarter for a total of $135.0 million:  Camden Creekstone, a 223-home apartment community in Atlanta, GA; Camden Landmark, a 469-home apartment community in Ontario, CA; and Camden Henderson, a 106-home apartment community in Dallas, TX.  The Company also purchased the remaining 75% non-controlling ownership interest in a fully-consolidated joint venture during the quarter.  Camden Travis Street, a 253-home apartment community in Houston, TX, is now wholly-owned by the Company.

During the quarter the Company acquired 12.0 acres of land located in Austin, TX for future development of a multifamily community.  Subsequent to quarter-end Camden acquired 2.4 acres of land in Plantation, FL for future development of a multifamily community.

Disposition Activity
Camden disposed of one joint venture community during the quarter, which was owned by one of the Company’s funds.  Camden South Congress, a 253-home apartment community in Austin, TX, was sold for approximately $54.4 million.  Camden’s proportionate share of the gain was approximately $2.9 million.

Subsequent to quarter-end, the Company sold two wholly-owned communities for a total of $26.6 million:  Camden Laurel Ridge, a 183-home apartment community in Austin, TX; and Camden Steeplechase, a 290-home apartment community in Houston, TX.  The Company also sold Camden Passage, a 596-home joint venture apartment community in Kansas City, MO for approximately $40.7 million subsequent to quarter-end.

Development Activity
Lease-ups were completed during the quarter at three development communities:  Camden Montague, a 192-home project in Tampa, FL which is currently 96% occupied; Camden LaVina, a 420-home project in Orlando, FL, which is currently 96% occupied; and Camden Summerfield II, a 187-home project in Landover, MD, which is currently 95% occupied.

Construction was completed during the quarter at Camden Westchase Park, a 348-home project in Tampa, FL which is currently 95% leased. Lease-ups continued during the quarter at Camden Royal Oaks II, a 104-home project in Houston, TX, which is currently 61% leased; and Camden Town Square, a 438-home project in Orlando, FL which is currently 60% leased.

Construction began during the quarter at Camden Flatirons in Denver, CO, a $78 million project with 424 apartment homes, and continued at three additional wholly-owned development communities: Camden City Centre II in Houston, TX, a $36 million project with 268 apartment homes; Camden NOMA in Washington, DC, a $110 million project with 320 apartment homes; and Camden Lamar Heights in Austin, TX, a $47 million project with 314 apartment homes.

Construction was also completed during the quarter on one joint venture community, Camden Amber Oaks II in Austin, TX, a 244-home project which is currently 86% leased. Construction continued on Camden South Capitol in Washington, DC, a 276-home joint venture project expected to have initial occupancy in the third quarter of 2013.

Equity Issuance
During the third quarter, Camden issued 1,302,454 common shares through its at-the-market (“ATM”) share offering programs at an average price of $69.34 per share, for total net consideration of approximately $88.9 million.  Year-to-date through October 2012, Camden has issued 4,579,308 common shares through its ATM programs at an average price of $66.93 per share, for total net consideration of approximately $301.8 million.

Earnings Guidance
Camden updated its earnings guidance for 2012 based on its current and expected views of the apartment market and general economic conditions.  Full-year 2012 FFO is expected to be $3.59 to $3.63 per diluted share, and full-year 2012 EPS is expected to be $2.06 to $2.10 per diluted share.  Fourth quarter 2012 earnings guidance is $0.94 to $0.98 per diluted share for FFO and $0.42 to $0.46 per diluted share for EPS.  Guidance for EPS excludes potential future gains on the sale of properties.  Camden intends to update its earnings guidance to the market on a quarterly basis.

The Company’s 2012 earnings guidance is based on projections of same property revenue growth between 6.20% and 6.70%, expense growth between 2.00% and 2.50%, and NOI growth between 8.75% and 9.25%.  Additional information on the Company’s 2012 financial outlook and a reconciliation of expected net income attributable to common shareholders to expected FFO are included in the financial tables accompanying this press release.

Conference Call
The Company will hold a conference call on Friday, November 2, 2012 at 11:00 a.m. Central Time to review its third quarter 2012 results and discuss its outlook for future performance.  To participate in the call, please dial (866) 843-0890 (Domestic) or (412) 317-9250 (International) by 10:50 a.m. Central Time and enter passcode: 3311044, or join the live webcast of the conference call by accessing the Investor Relations section of the Company’s website at camdenliving.com.  Supplemental financial information is available in the Investor Relations section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (800) 922-6336.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements under the federal securities law.  These statements are based on current expectations, estimates and projections about the industry and markets in which Camden operates, management's beliefs, and assumptions made by management.  Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict.

About Camden
Camden Property Trust, an S&P 400 Company, is a real estate company engaged in the ownership, development, acquisition, management and disposition of multifamily apartment communities. Camden owns interests in and operates 200 properties containing 67,762 apartment homes across the United States.  Upon completion of six properties under development, the Company's portfolio will increase to 69,802 apartment homes in 206 properties.  Camden was recently named by FORTUNE® Magazine for the fifth consecutive year as one of the “100 Best Companies to Work For” in America, ranking #7.

For additional information, please contact Camden’s Investor Relations Department at (800) 922-6336 or (713) 354-2787 or access our website at www.camdenliving.com.

CAMDEN	OPERATING RESULTS
	(In thousands, except per share and property data amounts)

(Unaudited)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
OPERATING DATA	2012	2011	2012	2011
Property revenues
Rental revenues	$166,179	$140,332	$477,501	$412,794
Other property revenues	28,025	23,892	79,322	68,605
Total property revenues	194,204	164,224	556,823	481,399

Property expenses
Property operating and maintenance	54,008	48,731	153,491	138,974
Real estate taxes	19,096	16,892	56,586	51,596
Total property expenses	73,104	65,623	210,077	190,570

Non-property income
Fee and asset management	3,041	2,646	9,572	6,955
Interest and other income (loss)	3	(108)	(750)	4,749
Income (loss) on deferred compensation plans	(1,781)	(6,096)	3,820	1,233
Total non-property income	1,263	(3,558)	12,642	12,937

Other expenses
Property management	5,509	5,050	15,644	15,478
Fee and asset management	1,864	1,330	5,051	4,220
General and administrative	9,303	8,572	27,712	26,392
Interest	25,865	27,354	78,795	85,472
Depreciation and amortization	52,588	43,367	155,579	133,547
Amortization of deferred financing costs	909	1,344	2,721	4,761
Expense (benefit) on deferred compensation plans	(1,781)	(6,096)	3,820	1,233
Total other expenses	94,257	80,921	289,322	271,103

Gain on acquisition of controlling interests in joint ventures	-	-	40,191	-
Gain on sale of properties, including land	-	-	-	4,748
Gain on sale of unconsolidated joint venture interests	-	-	-	1,136
Loss on discontinuation of hedging relationship	-	-	-	(29,791)
Equity in income (loss) of joint ventures	3,688	(556)	4,686	(166)
Income from continuing operations before income taxes	31,794	13,566	114,943	8,590
Income tax expense - current	(334)	(313)	(992)	(1,889)
Income from continuing operations	31,460	13,253	113,951	6,701
Income from discontinued operations	343	1,098	1,262	3,196
Gain on sale of discontinued operations, net of tax	-	-	32,541	-
Net income	31,803	14,351	147,754	9,897
Less income allocated to noncontrolling interests from continuing operations	(1,100)	(752)	(3,009)	(2,089)
Less income, including gain on sale, allocated to noncontrolling interests from discontinued operations	-	(9)	(670)	(29)
Less income allocated to perpetual preferred units	-	(1,750)	(776)	(5,250)
Less write off of original issuance costs of redeemed perpetual preferred units	-	-	(2,075)	-
Net income attributable to common shareholders	$30,703	$11,840	$141,224	$2,529

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Net income	$31,803	$14,351	$147,754	$9,897
Other comprehensive income
Unrealized loss on cash flow hedging activities	-	-	-	(2,692)
Reclassification of net losses on cash flow hedging activities	-	108	-	39,660
Reclassification of gain on available-for-sale investment to earnings, net of tax	-	-	-	(3,309)
Reclassification of prior service cost on post retirement obligations	7	-	23	-
Comprehensive income	31,810	14,459	147,777	43,556
Less income allocated to noncontrolling interests from continuing operations	(1,100)	(752)	(3,009)	(2,089)
Less income, including gain on sale, allocated to noncontrolling interests from discontinued operations	-	(9)	(670)	(29)
Less income allocated to perpetual preferred units	-	(1,750)	(776)	(5,250)
Less write off of original issuance costs of redeemed perpetual preferred units	-	-	(2,075)	-
Comprehensive income attributable to common shareholders	$30,710	$11,948	$141,247	$36,188

PER SHARE DATA
Net income attributable to common shareholders - basic	$0.36	$0.16	$1.69	$0.03
Net income attributable to common shareholders - diluted	0.35	0.16	1.66	0.03
Income (loss) from continuing operations attributable to common shareholders - basic	0.35	0.14	1.29	(0.01)
Income (loss) from continuing operations attributable to common shareholders - diluted	0.35	0.14	1.27	(0.01)

Weighted average number of common and
common equivalent shares outstanding:
Basic	85,631	73,242	82,923	72,502
Diluted	86,293	74,274	84,694	72,502

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
	(In thousands, except per share and property data amounts)

(Unaudited)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
FUNDS FROM OPERATIONS	2012	2011	2012	2011

Net income attributable to common shareholders (a)	$30,703	$11,840	$141,224	$2,529
Real estate depreciation from continuing operations	51,477	42,095	152,246	129,778
Real estate depreciation and amortization from discontinued operations	221	1,191	844	3,564
Adjustments for unconsolidated joint ventures	1,885	3,223	6,198	7,042
Income allocated to noncontrolling interests	702	458	2,504	1,494
(Gain) on sale of unconsolidated joint venture property	(2,875)	-	(2,875)	-
(Gain) on acquisition of controlling interests in joint ventures	-	-	(40,191)	-
(Gain) on sale of discontinued operations, net of tax	-	-	(32,541)	-
(Gain) on sale of unconsolidated joint venture interests	-	-	-	(1,136)
Funds from operations - diluted	$82,113	$58,807	$227,409	$143,271

PER SHARE DATA
Funds from operations - diluted	$0.93	$0.77	$2.65	$1.89
Cash distributions	0.56	0.49	1.68	1.47

Weighted average number of common and
common equivalent shares outstanding:
FFO - diluted	88,514	76,494	85,822	75,685

PROPERTY DATA
Total operating properties (end of period) (b)	203	197	203	197
Total operating apartment homes in operating properties (end of period) (b)	68,831	67,491	68,831	67,491
Total operating apartment homes (weighted average)	54,934	50,921	53,870	50,895
Total operating apartment homes - excluding discontinued operations (weighted average)	54,461	48,627	53,204	48,601

(a) Includes a $29.8 million charge related to a loss on the discontinuation of a hedging relationship for the nine months ended September 30, 2011.

(b) Includes joint ventures and properties held for sale.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	BALANCE SHEETS
	(In thousands)

(Unaudited)	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2012	2012	2012	2011	2011
ASSETS
Real estate assets, at cost
Land	$929,289	$893,910	$868,964	$768,016	$766,302
Buildings and improvements	5,359,707	5,203,675	5,068,560	4,751,654	4,758,397
	6,288,996	6,097,585	5,937,524	5,519,670	5,524,699
Accumulated depreciation	(1,542,530)	(1,505,862)	(1,458,451)	(1,432,799)	(1,421,867)
Net operating real estate assets	4,746,466	4,591,723	4,479,073	4,086,871	4,102,832
Properties under development, including land	280,948	297,712	301,282	299,870	274,201
Investments in joint ventures	46,566	47,776	49,436	44,844	37,033
Properties held for sale	6,373	-	-	11,131	-
Total real estate assets	5,080,353	4,937,211	4,829,791	4,442,716	4,414,066
Accounts receivable - affiliates	28,874	29,940	29,742	31,035	31,395
Other assets, net (a)	96,401	88,002	89,706	88,089	87,657
Cash and cash equivalents	5,590	52,126	49,702	55,159	56,099
Restricted cash	6,742	5,295	5,074	5,076	5,357
Total assets	$5,217,960	$5,112,574	$5,004,015	$4,622,075	$4,594,574

LIABILITIES AND EQUITY
Liabilities
Notes payable
Unsecured	$1,415,354	$1,381,152	$1,380,952	$1,380,755	$1,380,560
Secured	978,371	1,015,260	1,050,154	1,051,357	1,052,544
Accounts payable and accrued expenses	118,879	87,041	105,370	93,747	97,613
Accrued real estate taxes	43,757	31,607	17,991	21,883	37,721
Distributions payable	49,940	49,135	47,594	39,364	39,319
Other liabilities (b)	78,551	83,471	90,423	109,276	111,043
Total liabilities	2,684,852	2,647,666	2,692,484	2,696,382	2,718,800

Commitments and contingencies

Perpetual preferred units	-	-	-	97,925	97,925

Equity
Common shares of beneficial interest	959	945	919	845	839
Additional paid-in capital	3,580,528	3,501,354	3,327,961	2,901,024	2,861,139
Distributions in excess of net income attributable to common shareholders	(692,235)	(674,221)	(648,074)	(690,466)	(700,897)
Treasury shares, at cost	(425,756)	(430,958)	(437,215)	(452,003)	(452,244)
Accumulated other comprehensive income (loss) (c)	(660)	(667)	(675)	(683)	201
Total common equity	2,462,836	2,396,453	2,242,916	1,758,717	1,709,038
Noncontrolling interests	70,272	68,455	68,615	69,051	68,811
Total equity	2,533,108	2,464,908	2,311,531	1,827,768	1,777,849
Total liabilities and equity	$5,217,960	$5,112,574	$5,004,015	$4,622,075	$4,594,574

(a) Includes:
net deferred charges of:	$13,695	$14,432	$15,267	$16,102	$16,868

(b) Includes:
deferred revenues of:	$1,746	$2,012	$2,337	$2,140	$2,213
distributions in excess of investments in joint ventures of:	$16,708	$16,499	$16,298	$30,596	$31,799
fair value adjustment of derivative instruments:	$185	$5,918	$11,574	$16,486	$22,192

(c) Represents the unrealized (loss)/gain and unamortized prior service costs on post retirement obligations.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO
The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income attributable to common shares computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Camden’s definition of diluted FFO also assumes conversion of all dilutive convertible securities, including minority interests, which are convertible into common equity. The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of operating properties and excluding depreciation, FFO can help one compare the operating performance of a company's real estate between periods or as compared to different companies. A reconciliation of net income attributable to common shareholders to FFO is provided below:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Net income (loss) attributable to common shareholders (a)	$30,703	$11,840	$141,224	$2,529
Real estate depreciation from continuing operations	51,477	42,095	152,246	129,778
Real estate depreciation and amortization from discontinued operations	221	1,191	844	3,564
Adjustments for unconsolidated joint ventures	1,885	3,223	6,198	7,042
Income allocated to noncontrolling interests	702	458	2,504	1,494
(Gain) on sale of unconsolidated joint venture property	(2,875)	-	(2,875)	-
(Gain) on acquisition of controlling interests in joint ventures	-	-	(40,191)	-
(Gain) on sale of discontinued operations, net of tax	-	-	(32,541)	-
(Gain) on sale of unconsolidated joint venture interests	-	-	-	(1,136)
Funds from operations - diluted	$82,113	$58,807	$227,409	$143,271

Weighted average number of common and
common equivalent shares outstanding:
EPS diluted	86,293	74,274	84,694	72,502
FFO diluted	88,514	76,494	85,822	75,685

Net income (loss) attributable to common shareholders - diluted	$0.35	$0.16	$1.66	$0.03
FFO per common share - diluted	$0.93	$0.77	$2.65	$1.89

(a) Includes a $29.8 million charge related to a loss on the discontinuation of a hedging relationship for the nine months ended September 30, 2011.

Expected FFO
Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected net income attributable to common shareholders (EPS). A reconciliation of the ranges provided for expected net income attributable to common shareholders per diluted share to expected FFO per diluted share is provided below:

	4Q12 Range		2012 Range
	Low	High	Low	High

Expected net income attributable to common shareholders per share - diluted	$0.42	$0.46	$2.06	$2.10
Expected real estate depreciation from continuing operations	0.56	0.56	2.33	2.33
Expected real estate depreciation and amortization from discontinued operations	0.00	0.00	0.01	0.01
Expected adjustments for unconsolidated joint ventures	(0.05)	(0.05)	0.02	0.02
Expected income allocated to noncontrolling interests	0.01	0.01	0.04	0.04
(Gain) on sale of uncosolidated joint venture property	0.00	0.00	(0.03)	(0.03)
Realized (gain) on acquisition of controlling interests in joint ventures	0.00	0.00	(0.46)	(0.46)
Realized (gain) on sale of discontinued operations, net of tax	0.00	0.00	(0.38)	(0.38)
Expected FFO per share - diluted	$0.94	$0.98	$3.59	$3.63

Note:  This table contains forward-looking statements.  Please see the paragraph regarding forward-looking statements earlier in this document.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Net Operating Income (NOI)
NOI is defined by the Company as total property income less property operating and maintenance expenses less real estate taxes. The Company considers
NOI to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs.
A reconciliation of net income attributable to common shareholders to net operating income is provided below:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Net income attributable to common shareholders	$30,703	$11,840	$141,224	$2,529
Less: Fee and asset management income	(3,041)	(2,646)	(9,572)	(6,955)
Less: Interest and other (income) loss	(3)	108	750	(4,749)
Less: Income (loss) on deferred compensation plans	1,781	6,096	(3,820)	(1,233)
Plus: Property management expense	5,509	5,050	15,644	15,478
Plus: Fee and asset management expense	1,864	1,330	5,051	4,220
Plus: General and administrative expense	9,303	8,572	27,712	26,392
Plus: Interest expense	25,865	27,354	78,795	85,472
Plus: Depreciation and amortization	52,588	43,367	155,579	133,547
Plus: Amortization of deferred financing costs	909	1,344	2,721	4,761
Plus: Expense (benefit) on deferred compensation plans	(1,781)	(6,096)	3,820	1,233
Less: Gain on acquisition of controlling interests in joint ventures	-	-	(40,191)	-
Less: Gain on sale of properties, including land	-	-	-	(4,748)
Less: Gain on sale of unconsolidated joint venture interests	-	-	-	(1,136)
Plus: Loss on discontinuation of hedging relationship	-	-	-	29,791
Less: Equity in income (loss) of joint ventures	(3,688)	556	(4,686)	166
Plus: Income tax expense - current	334	313	992	1,889
Less: Income from discontinued operations	(343)	(1,098)	(1,262)	(3,196)
Less: Gain on sale of discontinued operations, net of tax	-	-	(32,541)	-
Plus: Income allocated to noncontrolling interests from continuing operations	1,100	752	3,009	2,089
Plus: Income, including gain on sale, allocated to noncontrolling interests from discontinued operations	-	9	670	29
Plus: Income allocated to perpetual preferred units	-	1,750	776	5,250
Plus: Write off of original issuance costs of redeemed perpetual preferred units	-	-	2,075	-
Net Operating Income (NOI)	$121,100	$98,601	$346,746	$290,829

"Same Property" Communities	$105,939	$95,735	$309,612	$282,528
Non-"Same Property" Communities	13,300	2,567	33,127	7,839
Development and Lease-Up Communities	1,148	-	1,476	-
Other	713	299	2,531	462
Net Operating Income (NOI)	$121,100	$98,601	$346,746	$290,829

EBITDA
EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in (income) loss of joint ventures, (gain) loss on sale of unconsolidated joint venture interests, gain on acquisition of controlling interest in joint ventures, gain on sale of discontinued operations, net of tax, and income (loss) allocated to noncontrolling interests.
The Company considers EBITDA to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions.
A reconciliation of net income attributable to common shareholders to EBITDA is provided below:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Net income attributable to common shareholders	$30,703	$11,840	$141,224	$2,529
Plus: Interest expense	25,865	27,354	78,795	85,472
Plus: Amortization of deferred financing costs	909	1,344	2,721	4,761
Plus: Depreciation and amortization	52,588	43,367	155,579	133,547
Plus: Income allocated to perpetual preferred units	-	1,750	776	5,250
Plus: Write off of original issuance costs of redeemed perpetual preferred units	-	-	2,075	-
Plus: Income, including gain on sale, allocated to noncontrolling interests from discontinued operations	-	9	670	29
Plus: Income allocated to noncontrolling interests from continuing operations	1,100	752	3,009	2,089
Plus: Income tax expense - current	334	313	992	1,889
Plus: Real estate depreciation and amortization from discontinued operations	221	1,191	844	3,564
Less: Gain on sale of properties, including land	-	-	-	(4,748)
Less: Gain on sale of unconsolidated joint venture interests	-	-	-	(1,136)
Less: Gain on acquisition of controlling interests in joint ventures	-	-	(40,191)	-
Less: Equity in income (loss) of joint ventures	(3,688)	556	(4,686)	166
Less: Gain on sale of discontinued operations, net of tax	-	-	(32,541)	-
Plus: Loss on discontinuation of hedging relationship	-	-	-	29,791
EBITDA	$108,032	$88,476	$309,267	$263,203

Note:  This table contains forward-looking statements.  Please see the paragraph regarding forward-looking statements earlier in this document.